[COMPANY LOGO]



                                            Please   check  that  your   address
                                            details on the attached  certificate
                                            are correct. If there are any errors
                                            or if  you  move  to a new  address,
                                            please    fill   in   the    correct
                                            information  on  the  back  of  this
                                            counterfoil   and  send  it  to  our
                                            Registrar.    Do   not    send   the
                                            certificate with the address slip.

                                            Please    do   not    detach    this
                                            counterfoil   unless   you  want  to
                                            notify the  Registrar of a change to
                                            your address details.

                                            C90000000            Broker Code 288
                                            ISIN GB0000942184    Location Code L
                                            RUN19347000002/000002     1065LC
-------------------------------------------------------------------------------
Reference No. 00000    Transfer No.    Certificate No. 00000    Number of Shares
                         GC00000                                   **00000**

                                 [COMPANY LOGO]

                  (A public company incorporated in Jersey with
                 Registered Number 30810 under the provisions of
                  the Companies (Jersey) Laws 1961 to 1968 and
                now governed by the Companies (Jersey) Law 1991)

                           ORDINARY SHARE CERTIFICATE

[NAME & ADDRESS]


This is to certify that the above-named is/are the Registered Holder(s) of 0000 fully paid Ordinary Shares of five U.S. Cents each in the capital of London Pacific Group Limited, subject to the Memorandum and Articles of Association of the Company.

Given under the Securities Seal of the Company on 00000

Note

No transfer of any of the shares comprised in this Certificate will be registered and the Certificate has been lodged at the Company's Registrar. REGISTRAR, COMPUTERSHARE SERVICES (CHANNEL ISLANDS) LIMITED, P.O. BOX No. 83, ORDNANCE HOUSE, 31 PIER ROAD, ST. HELIER, JERSEY JE4 8PW.

You can check your holding at www.computershare.com

                        Change of Address/Amended Details

     If your address is not shown correctly on the attached certificate, or if you change your address, please let us know by filling in the form below to show the correct details, sign it and return it to our Registrar at Computershare Services PLC whose address is shown on the foot of the certificate overleaf.

Please use BLOCK CAPITALS
                                             New Address -----------------------
Full Name(s) ----------------------
                                             -----------------------------------
-----------------------------------
                                             -----------------------------------

Old Address -----------------------          Postcode    -----------------------

-----------------------------------

-----------------------------------          Signature(s) ----------------------

Postcode --------------------------          Date ------------------------------
                                                          0014WA

If you choose to sell your Ordinary Shares on The Stock Exchange, you should instruct a bank or stockbroker and complete Section 1 of this form by entering the number of Ordinary Shares to be sold and Section 2 by entering the balance of Ordinary Shares to be retained, if any. You must then sign Section 3. If you make a mistake, do not use correcting fluid. Instead, put a line through the error, write the correction beside it and initial the amendment. Finally, send the entire document to your bank or stockbroker as soon as possible. Please note:

-      Section 1:   Number of Ordinary  Shares.  You must  complete both figures and  words  boxes.  For  example,  if  you are  selling  200
                    Ordinary  Shares,  enter the number '200' in the figures box
                    And 'TWO HUNDRED' (in block capitals) in the words box.

-      Section 2:   Ordinary Shares to be kept. If you want to sell part of your holding,  enter  here the  remaining  quantity  of  Ordinary
                    Shares you wish to keep. Leave this section blank if you are selling all your Ordinary Shares. For example, if you wish to Keep 100 Ordinary Shares from an initial holding of 300
                    Ordinary Shares and sell the rest, enter '200' (figures and words) in Section 1, as already described, and '100'
                    (figures only) in Section 2.

-      Section 3:   Signature(s).   Each  Registered   Holder(s)  shown  on  the
                    Ordinary Share Certificate overleaf must sign on a separate line using his/her normal signature.

               -----------------------------------------------------------------
CREST          Counter Location Stamp |    Barcode or Reference
TRANSER                               |
                                      |     SDRN
               -----------------------------------------------------------------
               Above   this  line  for   completion   by  the depositing system-
                                        user only.
               -----------------------------------------------------------------
Please         1. Number of Ordinary  | (in words)    |  2.  Number of Ordinary
complete form     Shares to be sold   |               |      Shares to be kept
in type or in     (in figures)        |               |      (in figures)
Block Capitals.                       |               |
               -----------------------------------------------------------------
               3. I/We  hereby   transfer   the   number   of  | Stamp of
                  Ordinary   Shares  set  out   in  Section  1 | depositing
                  out  of  the    name(s)  set   out  on   the | system-user
                  Ordinary Share Certificate overleaf into the |
                  name(s)  of  the  system-member(s)  set  out |
                  below and request the  necessary  entries be |
                  made in the  undertaking's  own  Register of |
                  Members.                                     |
                                                               |
                  Signature(s) of Transferor(s)                |
                                                               |
Please sign       1.                                           |
here. If the        -----------------------------------------  |
transfer is not   2.                                           |
made by the         -----------------------------------------  |
Registered        3.                                           |
Holder(s) insert    -----------------------------------------  |
also the name(s)  4.                                           |
and capacity        -----------------------------------------  |
(e.g.executor(s))                                              |
of the person(s)   A body corporate  should execute this       |
making the         transfer  under its common seal or          |
transfer.          otherwise in  accordance  with              |
                   applicable statutory requirements.          | Date
                 ---------------------------------------------------------------
                                                                 |Participant ID
Full name(s)                                                     |
of the person(s)                                                 |
to whom the                                                      |
security is                                                      |
transferred.                                                     |--------------
                                                                 |Member Account
Such person(s)                                                   |ID
must be a                                                        |
system-member.                                                   |
                                                                 |
                 --------------------------------------------------------------

                        CRESTCo Limited is delivering this transfer at the
Reference to the        direction and on behalf of the depositing system-user
Registrar in this       whose stamp appears herein and does not in any
form means the          manner or to any extent warrant or represent the
registrar or            validity, genuineness or correctness of the transfer
registration agent      instructions contained herein or the genuineness
of the undertaking,     of the signature(s) of the transferor(s).  The
not the Registrar of    depositing system-user by delivering this transfer to
Companies at            CRESTCo Limited authorises CRESTCo Limited to
Companies House.        deliver this transfer for registration and agrees to be
                        deemed for all purposes to be the person(s) actually so delivering this transfer for registration.

                        This form should be used only for a transfer of a certificated unit of a security to a CREST member to be held by a CREST member in uncertificated form. it should not be used for conversion of a unit held by a CREST member into uncertificated form.

                        The CREST rules require that this form be used for the transfer of a unit of a certificated security to a CREST member to be held by that member in uncertificated form. Any such transfer on this form is exempt from stamp duty.